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                                                                       EXHIBIT 2

                           STOCK PURCHASE AGREEMENT


     THIS AGREEMENT is made as of August 1, 1998 between Chakravarthi V. Ravi (the "Holder") and Warburg, Pincus Investors, L.P. (the "Purchaser").

     The parties agree as follows:

     1. Sale of Stock. The Holder hereby agrees to sell to the Purchaser and the
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Purchaser hereby agrees to purchase from the Holder 450,000 shares (the
"Shares") of the Common Stock of IA Corporation I, a Delaware corporation (the "Company"), for an aggregate purchase price of $1,350,000 (the "Purchase Price").

     2.   Payment of Purchase Price.  The Purchase Price shall be paid in cash.
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     3.   Purchaser Representations.  In connection with the purchase of the
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Shares, the Purchaser represents to the Holder the following:

          (a) Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is acquiring these Shares for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended ("Securities Act").

          (b) Purchaser understands that the Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. In this connection, Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if Purchaser's representation was predicated solely upon a present intention to hold these Shares for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Shares, or for a period of one year or any other fixed period in the future.

          (c) Purchaser further understands that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, Purchaser understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel for the Company.

          (d) Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) The availability of certain public information about the Company; (2) the resale occurring not less than one year after the
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party has purchased and paid for the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

          (e) Purchaser further understands that at the time it wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser would be precluded from selling the Shares under Rule 144 even if the one-year minimum holding period had been satisfied.

          (f) Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

     4.   Holder Representations.  In connection with the sale of the Shares,
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the Holder represents to the Purchaser the following:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of Holder and constitutes a valid and binding obligation upon Holder.

          (b) The execution and delivery by Holder of, and the performance by Holder of his obligations under, this Agreement, will not contravene any provision of applicable law, or any agreement or other instrument binding upon Holder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Holder, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by Holder of his obligations under this Agreement.

          (c) Holder has valid, marketable title to the Shares to be sold by him and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by him.

          (d) Delivery of the certificates for the Shares to be sold by Holder pursuant to this Agreement, together with a duly executed stock power transferring such Shares to the Purchaser, will, upon receipt of payment for such Shares, pass marketable title to such Shares to the Purchaser free and clear of any security interests, claims, liens, equities and other encumbrances.

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      It is expressly understood and agreed between the parties that Holder makes no representations as to compliance with provisions of Rule 144 and
Section 4(1) and comparable state provisions for the transfer of such securities.

     5.   Stock Certificate Legends.  The share certificate evidencing the
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Shares issued hereunder shall be endorsed with the following legends:

          (a) THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

          (b) Any legend required by any applicable state securities laws.

     6.   Adjustment for Stock Split.  All references to the number of Shares
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and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split or stock dividend or other similar change in the Shares which may be made by the Company after the date of this Agreement.

     7.   Market Standoff Agreement.  Purchaser hereby agrees that if so
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requested by the Company or any representative of the underwriters in connection with any registration of the offering of any Shares of the Company under the Securities Act, Purchaser shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the date of the final prospectus contained in a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

     8.   General Provisions.
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          (a) This Agreement shall be governed by the laws of the State of
California. This Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by the Purchaser and may only be modified or amended in a writing signed by both parties.

          (b) The rights and benefits of the Holder under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Holder's successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Holder and any purported transfer otherwise shall be null and void.

          (c) The rights and obligations of the Purchaser under this Agreement, subject to the restrictions on transfer herein set forth, shall be binding upon Purchaser, his heirs, executors, administrators, successors and assigns.

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          (d) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

          (e) The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

          (f) Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

          (h) This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same instrument.



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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.


HOLDER:                             PURCHASER:



/s/ Chakravarthi V. Ravi            Warburg, Pincus Investors, L.P.
------------------------
Chakrarthi V. Ravi


                                    Signature:  /s/ Henry Kressel
                                              -------------------

                                    Name: Henry Kressel
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                                    Title:
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                               CONSENT OF SPOUSE
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     I, Anna von Hellens-Ravi, spouse of Chakrarthi V. Ravi, have read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to purchase shares of Pacific Peninsula Group as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.


Dated:  August 7, 1998

                                    /s/ Anna von Hellens-Ravi
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